UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOFUEL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-5952523
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 2200 Denver, CO 80202	80202
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: No. 333-169982

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Depositary Shares, representing fractional interests in shares of Series A Non-Voting Convertible Preferred Stock	N/A

Subscription Rights to purchase Depositary Shares	N/A

Item 1.  Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are (i) Depositary Shares (the “Depositary Shares”) representing fractional interests in shares of Series A Non-Voting Convertible Preferred Stock (the “Preferred Stock”), which is a series of preferred stock of BioFuel Energy Corp. (the “Company”) and (ii) Subscription Rights (the “Subscription Rights”) to purchase the Depositary Shares.  The descriptions of the Depositary Shares, the underlying Preferred Stock and the Subscription Rights are contained under the captions “Description of Capital Stock—Series A Non-Voting Convertible Preferred Stock”, “Description of Capital Stock—Description of the Depositary Shares” and “The Rights Offering” in the Company’s Registration Statement on Form S-1 (File No. 333-169982), filed with the Securities and Exchange Commission, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and those sections are incorporated herein by reference.

Item 2.  Exhibits.

Number	Description

3.1	Amended and Restated Certificate of Incorporation of BioFuel Energy Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 19, 2007)

3.2	Amended and Restated Bylaws of BioFuel Energy Corp. dated March 20, 2009, (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed March 23, 2009)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment #3 to Registration Statement on Form S-1 (file no. 333-139203) filed April 23, 2007)

4.2
Specimen Certificate for Shares of Series A Non-Voting Convertible Preferred Stock  (incorporated by reference to Exhibit 4.2 to the Company’s Amendment #1 to Registration Statement on Form S-1 (file no. 333-169982) filed November 17, 2010)

4.3
Certificate of Designations of Series A Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company’s Amendment #1 to Registration Statement on Form S-1 (file no. 333-169982) filed November 17, 2010)

4.4	Form of Rights Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Amendment #1 to Registration Statement on Form S-1 (file no. 333-169982) filed November 17, 2010)

4.5	Form of Depositary Receipt (incorporated by reference to Exhibit 4.5 to the Company’s Amendment #3 to Registration Statement on Form S-1 (file no. 333-169982) filed December 15, 2010)

4.6	Form of Deposit Agreement (incorporated by reference to Exhibit 4.6 to the Company’s Amendment #3 to Registration Statement on Form S-1 (file no. 333-169982) filed December 15, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOFUEL ENERGY CORP.

Date: December 16, 2010	By:	/s/ Kelly G. Maguire
	Name:	Kelly G. Maguire
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

3.1	Amended and Restated Certificate of Incorporation of BioFuel Energy Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 19, 2007)

3.2	Amended and Restated Bylaws of BioFuel Energy Corp. dated March 20, 2009, (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed March 23, 2009)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment #3 to Registration Statement on Form S-1 (file no. 333-139203) filed April 23, 2007)

4.2
Specimen Certificate for Shares of Series A Non-Voting Convertible Preferred Stock  (incorporated by reference to Exhibit 4.2 to the Company’s Amendment #1 to Registration Statement on Form S-1 (file no. 333-169982) filed November 17, 2010)

4.3
Certificate of Designations of Series A Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company’s Amendment #1 to Registration Statement on Form S-1 (file no. 333-169982) filed November 17, 2010)

4.4	Form of Rights Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Amendment #1 to Registration Statement on Form S-1 (file no. 333-169982) filed November 17, 2010)

4.5	Form of Depositary Receipt (incorporated by reference to Exhibit 4.5 to the Company’s Amendment #3 to Registration Statement on Form S-1 (file no. 333-169982) filed December 15, 2010)

4.6	Form of Deposit Agreement (incorporated by reference to Exhibit 4.6 to the Company’s Amendment #3 to Registration Statement on Form S-1 (file no. 333-169982) filed December 15, 2010)